                         HANGER ORTHOPEDIC GROUP, INC.
                                  EXHIBIT 11
                      COMPUTATION OF NET INCOME PER SHARE
                   FOR THE THREE MONTHS ENDED September 30,

                                                                                1995                   1994
                                                                                ----                   ----

Net income                                                                  $    686,713          $    267,652

Less:
    Dividends declared                                                            (5,628)               (5,032)
                                                                            -------------         -------------
        Total                                                               $    681,085          $    262,620

Divided by:
    Weighted average number of shares
         outstanding                                                           8,290,544             8,290,694
                                                                            -------------         -------------

Net income (loss) per share                                                 $        .08          $        .03
                                                                            =============         =============


                    FOR THE NINE MONTHS ENDED September 30,

                                                                                1995                   1994
                                                                                ----                   ----

Net income                                                                  $  1,588,233          $    379,285

Less:
    Dividends declared                                                           (21,774)              (14,762)
                                                                            -------------         -------------
        Total                                                               $  1,566,459          $    364,523

Divided by:
    Weighted average number of shares
         outstanding                                                           8,290,544             8,290,454
                                                                            -------------         -------------

Net income per share                                                        $        .19          $        .05
                                                                            =============         =============